Exhibit 99.1

CONTACT:	Hilary Ginsberg

(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. REPORTS

SECOND QUARTER 2019 FINANCIAL RESULTS

New York, NY, July 24, 2019 - Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported financial results for the quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•

Reported net income available to common stockholders of $56.5 million, or $0.37 per diluted share of common stock, for the three months ended June 30, 2019; Reported net income available to common stockholders of $117.4 million, or $0.80 per diluted share of common stock, for the six months ended June 30, 2019;

•

Reported Operating Earnings (a non-GAAP financial measure defined below) of $56.6 million, or $0.38 per diluted share of common stock; Operating Earnings excluding realized loss on investments (described below), were $69.1 million, or $0.47 per diluted share of common stock, for the three months ended June 30, 2019; Reported Operating Earnings of $125.0 million, or $0.88 per diluted share of common stock; Operating Earnings excluding realized loss on investments (described below) were $137.5 million, or $0.97 per diluted share of common stock, for the six months ended June 30, 2019;

•	Generated $85.0 million of net interest income during the quarter from the Company’s $5.4 billion commercial real estate loan portfolio;

•	Committed $554.3 million to new commercial real estate loans ($346.1 million of which was funded at closing) and funded an additional $78.0 million for loans closed prior to the quarter;

•	Subsequent to quarter end, committed $51.5 million (all of which was funded at closing) to a subordinate lending investment, bringing year-to-date loan commitments to $1.1 billion;

•

Closed a $500.0 million seven-year senior secured term loan (“Term Loan B” or “TLB”) priced at LIBOR plus 2.75% (99.5% original issue discount), and entered into an interest rate swap to fix LIBOR at 2.12%, effectively fixing ARI’s all-in coupon at 4.87%;

•

Issued 17,250,000 shares of common stock in an underwritten public offering, which generated net proceeds of $314.8 million; ARI used a portion of the net proceeds for the redemption of all of the outstanding 8.00% Series C Cumulative Redeemable Perpetual Preferred Stock (“Series C Preferred Stock”), which had a liquidation preference of $172.5 million; and

•	Declared a $0.46 dividend per share of common stock for the three months ended June 30, 2019.

“ARI opportunistically capitalized on favorable conditions in the capital markets to further strengthen the Company’s balance sheet through a debut issuance in the Term Loan B market and through another accretive issuance of common stock,” said Stuart Rothstein, Chief Executive Officer and President of ARI. “With respect to our investment activity, the market remains highly competitive. However, the strength of Apollo’s global commercial real estate debt platform has enabled the Company to continue to find attractive investments, including our first transaction in Germany, as our international presence grows.”

Second Quarter 2019 Investment Activity

New Investments - During the second quarter of 2019, ARI committed capital to the following commercial real estate loans:

•	$514.3 million of first mortgage loans ($314.3 million of which were funded during the quarter)

•	$40.0 million subordinate loan ($31.8 million of which was funded during the quarter)

Funding of Previously Closed Loans - During the second quarter of 2019, ARI funded $78.0 million for loans closed prior to the quarter.

Loan Repayments - During the second quarter of 2019, ARI received $167.7 million from loan repayments, comprised of $167.2 million from first mortgage loans and $0.5 million from subordinate loans. ARI did not receive any pre-payment penalties in connection with these repayments.

Second Quarter 2019 Capital Markets Activity

Term Loan B - ARI closed a $500 million senior secured TLB priced at LIBOR plus 2.75% (99.5% original issue discount) with a seven-year term. Following the closing of the TLB, ARI entered into an interest rate swap which effectively fixed the interest rate on the loan to 4.87% for the full seven-year term.

Common Stock Issuance and Preferred Stock Redemption - ARI completed an underwritten public offering of 17,250,000 shares of common stock, including the full exercise of the underwriters’ option to purchase additional shares, resulting in net proceeds of $314.8 million. ARI used a portion of the net proceeds to redeem all of the outstanding Series C Preferred Stock, which had a liquidation preference of $172.5 million.

Quarter End Commercial Real Estate Loan Portfolio Summary

The following table sets forth certain information regarding the Company’s commercial real estate loan portfolio at June 30, 2019 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Coupon (1)	Weighted Average All-in Yield (1)(2)	Secured Debt (3)	Cost of Funds	Equity at cost(4)
Commercial mortgage loans, net	$4,206,754	6.7%	7.5%	$1,801,303	3.9%	$2,405,451
Subordinate loans, net	1,236,990	13.2%	14.1%	—	—	1,236,990

Total/Weighted-Average	$5,443,744	8.2%	9.0%	$1,801,303	3.9%	$3,642,441

(1)	Weighted-Average Coupon and Weighted-Average All-in Yield are based on the applicable benchmark rates as of June 30, 2019 on the floating rate loans.
(2)	Weighted-Average All-in Yield includes the amortization of deferred origination fees, loan origination costs and accrual of both extension and exit fees.
(3)	Gross of deferred financing costs of $18.2 million.
(4)	Represents loan portfolio at amortized cost less secured debt arrangements outstanding.

Book Value

The Company’s book value per share of common stock was $16.30 at June 30, 2019 as compared to book value per share of common stock of $16.20 at December 31, 2018. The increase is primarily driven by the common equity issuance, partially offset by the loss on term loan interest rate swap.

Subsequent Events

The following events occurred subsequent to quarter end:

New Investments - ARI committed $51.5 million (all of which was funded at closing) to a subordinate lending investment.

Funding of Previously Closed Loans - ARI funded $54.2 million for previously closed loans.

Loan Repayments - ARI received $68.2 million from loan repayments, including $67.9 million from first mortgage loans and $0.3 million from subordinate loans.

Operating Earnings

Operating Earnings is a non-GAAP financial measure that the Company defines as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on the Company’s foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of the Company’s convertible senior notes to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses and impairments. Beginning with the quarter ended September 30, 2016, ARI slightly modified its definition of Operating Earnings to include realized gains (losses) on currency swaps related to interest income on investments denominated in a currency other than U.S. dollars. In addition, beginning with the quarter ended December 31, 2018, ARI further modified its definition of Operating Earnings to include the impact from forward points on its foreign currency hedges, which reflect the interest rate differentials between the applicable base rate for the Company’s foreign currency investments and USD LIBOR. These forward contracts effectively convert the rate exposure to USD LIBOR, resulting in additional interest income earned in U.S. dollar terms. These amounts are not included in GAAP net income. In order to conform to the 2018 year end presentation, which incorporates this modification, prior year Operating Earnings results presented below have been modified accordingly. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by the Manager and approved by a majority of the Company’s independent directors.

In order to evaluate the effective yield of the portfolio, the Company uses Operating Earnings to reflect the net investment income of its portfolio as adjusted to include the net interest expense related to its derivative instruments. Operating Earnings allows the Company to isolate the net interest expense associated with its swaps in order to monitor and project its full cost of borrowings. The Company also believes that its investors use Operating Earnings, or a comparable supplemental performance measure, to evaluate and compare the performance of the Company and its peers and, as such, the Company believes that the disclosure of Operating Earnings is useful to its investors. Forward points effectively convert the Company’s foreign rate exposure to USD LIBOR, which the Company believes is a better reflection of its operating results and ARI believes the inclusion of the resulting gain or loss in Operating Earnings is useful to its investors. The Company believes it is useful to its investors to present Operating Earnings excluding realized loss on investments to reflect its operating results. The Company’s operating results are primarily comprised of earning interest income on its investments net of borrowing and administrative costs.

A significant limitation associated with Operating Earnings as a measure of the Company’s financial performance over any period is that it excludes unrealized gains (losses) from investments. In addition, the Company’s presentation of Operating Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Operating Earnings should not be considered as a substitute for ARI’s GAAP net income as a measure of the Company’s financial performance or any measure of the Company’s liquidity under GAAP.

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders

The table below reconciles Operating Earnings and Operating Earnings per share of common stock with net income available to common stockholders and net income available to common stockholders per share of common stock for the three and six months ended June 30, 2019 and June 30, 2018, respectively ($ amounts in thousands, except per share data):

	Three months		Three months
	ended	Earnings	ended	Earnings
	June 30, 2019	Per Share(1)	June 30, 2018	Per Share(1)
Operating Earnings:
Net income available to common stockholders	$56,505	$0.38	$48,512	$0.39
Adjustments:
Equity-based compensation expense	4,294	0.03	4,014	0.03
Unrealized loss on interest rate swap	13,113	0.09	—
Gain on currency forwards	(11,186)	(0.07)	(33,538)	(0.27)
Foreign currency loss, net(2)	7,777	0.05	29,649	0.24
Net realized gains relating to interest income on foreign currency hedges, net	325	—	148	—
Net realized gains relating to forward points on foreign currency hedges, net	44	—	1	—
Amortization of the convertible senior notes related to equity reclassification	721	—	1,156	0.01
(Reversal of) Provision for loan losses and impairments(4)	(15,000)	(0.10)	5,000	0.04

Total adjustments:	88	—	6,430	0.05

Operating Earnings(3)	$56,593	$0.38	$54,942	$0.44

Realized loss on investments(4)	12,513	$0.09	—	—

Operating Earnings excluding realized loss on investments	$69,106	$0.47	$54,942	$0.44

Basic weighted-average shares of common stock outstanding	145,567,963		123,019,993
Weighted-average diluted shares - Operating Earnings
Weighted-average diluted shares - GAAP	174,101,234		124,629,317
Weighted-average unvested RSUs	1,846,173		—
Reversal of hypothetical conversion of the convertible senior notes(5)	(28,533,271)		—

Weighted-average diluted shares - Operating Earnings	147,414,136		124,629,317

(1)	Certain per share amounts rounds to zero.
(2)

In order to conform to the 2019 presentation of the reconciliation from net income available to common stockholders to Operating Earnings, $0.1 million was reclassified from Foreign currency loss, net for the three months ended June 30, 2018.

(3)

For the computation of diluted Operating Earnings per share of common stock, for the three months ended June 30, 2018, $7.9 million of interest expense related to the Notes is not deducted from the numerator and the potentially dilutive shares related to the Notes are excluded from the denominator.

(4)

The underlying collateral on a commercial mortgage loan and a contiguous subordinate loan secured by a multifamily property located in Williston, ND was sold resulting in a realized loss of $12.5 million. Consequently, the previously recorded $15.0 million loan loss provision was reversed.

(5)

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Non-GAAP Financial Measures-Operating Earnings” in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2019 for more information.

Computation of Share Count for Operating Earnings

Basic weighted-average shares of common stock outstanding	145,567,963	123,019,993
Weighted-average unvested RSUs	1,846,173	1,609,324

Weighted-average diluted shares - Operating Earnings	147,414,136	124,629,317

	Six months ended	Earnings	Six months ended	Earnings
	June 30, 2019	Per Share(1)	June 30, 2018	Per Share(1)
Operating Earnings:
Net income available to common stockholders	$117,428	$0.83	$91,110	$0.77
Adjustments:
Equity-based compensation expense	8,195	0.06	7,356	0.06
Unrealized loss on interest rate swap	13,113	0.09	—	—
Gain on currency forwards	(4,466)	(0.03)	(22,506)	(0.19)
Foreign currency loss, net(2)	883	0.01	19,524	0.17
Net realized gains (losses) relating to interest income on foreign currency hedges, net	744	—	(89)	—
Net realized gains relating to forward points on foreign currency hedges, net	2,476	0.02	175	—
Amortization of the convertible senior notes related to equity reclassification	1,630	0.01	2,296	0.02
(Reversal of) Provision for loan losses and impairments(4)	(15,000)	(0.11)	5,000	0.04

Total adjustments:	7,575	0.05	11,756	0.10

Operating Earnings(3)	$125,003	$0.88	$102,866	$0.87

Realized loss on investments(4)	12,513	0.09	—	—

Operating Earnings excluding realized loss on investments	$137,516	$0.97	$102,866	$0.87

Basic weighted-average shares of common stock outstanding	140,117,813		116,651,305
Weighted-average diluted shares - Operating Earnings
Weighted-average diluted shares - GAAP	169,418,177		118,281,153
Weighted-average unvested RSUs	1,847,860		—
Reversal of hypothetical conversion of the convertible senior notes(5)	(29,300,364)		—

Weighted-average diluted shares - Operating Earnings	141,965,673		118,281,153

(1)	Certain per share amounts rounds to zero.
(2)

In order to conform to the 2019 presentation of the reconciliation from net income available to common stockholders to Operating Earnings, $(0.1) million was reclassified from Foreign currency loss, net for the six months ended June 30, 2018.

(3)

For the computation of diluted Operating Earnings per share of common stock, for the six months ended June 30, 2019, $16.4 million million of interest expense related to the Notes is not deducted from the numerator and the potentially dilutive shares related to the Notes are excluded from the denominator.

(4)

The underlying collateral on a commercial mortgage loan and a contiguous subordinate loan secured by a multifamily property located in Williston, ND was sold resulting in a realized loss of $12.5 million. Consequently, the previously recorded $15.0 million loan loss provision was reversed.

(5)

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Non-GAAP Financial Measures-Operating Earnings” in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2019 for more information.

Computation of Share Count for Operating Earnings

Basic weighted-average shares of common stock outstanding	140,117,813	116,651,305

Weighted-average unvested RSUs	1,847,860	1,629,848

Weighted-average diluted shares - Operating Earnings	141,965,673	118,281,153

Teleconference Details:

The Company will host a conference call to discuss its financial results on Thursday, July 25, 2019 at 10:00 a.m. ET. Members of the public who are interested in participating in the Company’s second quarter 2019 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 5877424). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Thursday, July 25, 2019 and ending at midnight on Thursday, August 1, 2019. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 5877424.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial real estate mortgage loans, subordinate financings, and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $303.0 billion of assets under management as of March 31, 2019.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by Equiniti Trust Company (“Equiniti”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Equiniti at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Equiniti’s website at www.shareowneronline.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (in thousands-except share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets:
Cash and cash equivalents	$116,472	$109,806
Commercial mortgage loans, net (includes $3,638,419 and $3,197,900 pledged as collateral under secured debt arrangements in 2019 and 2018, respectively)	4,206,754	3,878,981
Subordinate loans, net	1,236,990	1,048,612
Other assets	40,072	33,720
Derivative assets	19,502	23,700
Loan proceeds held by servicer	4,619	1,000

Total Assets	$5,624,409	$5,095,819

Liabilities and Stockholders’ Equity
Liabilities:
Secured debt arrangements, net (net of deferred financing costs of $18,246 and $17,555 in 2019 and 2018, respectively)	$1,783,057	$1,879,522

Convertible senior notes, net	559,619	592,000

Senior secured term loan, net (net of deferred financing costs of $7,333 and $0 in 2019 and 2018, respectively)	490,226	—
Derivative liabilities	13,113	—
Accounts payable, accrued expenses and other liabilities	96,736	104,746
Payable to related party	10,259	9,804

Total Liabilities	2,953,010	2,586,072
Commitments and Contingencies (see Note 15)
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series B preferred stock, 6,770,393 shares issued and outstanding ($169,260 liquidation preference)	68	68
Series C preferred stock, 0 and 6,900,000 issued and outstanding ($0 and $172,500 liquidation preference in 2019 and 2018), respectively	—	69
Common stock, $0.01 par value, 450,000,000 shares authorized, 153,531,597 and 133,853,565 shares issued and outstanding in 2019 and 2018, respectively	1,535	1,339
Additional paid-in-capital	2,817,542	2,638,441
Accumulated deficit	(147,746)	(130,170)

Total Stockholders’ Equity	2,671,399	2,509,747

Total Liabilities and Stockholders’ Equity	$5,624,409	$5,095,819

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands-except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net interest income:
Interest income from commercial mortgage loans	$77,458	$65,141	$155,744	$117,255
Interest income from subordinate loans	41,043	34,075	81,882	67,928
Interest expense	(33,511)	(28,437)	(69,806)	(51,177)

Net interest income	84,990	70,779	167,820	134,006
Operating expenses:

General and administrative expenses (includes equity-based compensation of $4,294 and $8,195 in 2019 and $4,014 and $7,356 in 2018, respectively)	(6,574)	(5,652)	(12,725)	(10,650)

Management fees to related party	(10,259)	(9,013)	(19,872)	(17,105)

Total operating expenses	(16,833)	(14,665)	(32,597)	(27,755)
Other income	484	343	1,002	546
Reversal of (Provision for) loan losses and impairments	15,000	(5,000)	15,000	(5,000)
Realized loss on investments	(12,513)	—	(12,513)	—
Foreign currency loss	(7,777)	(29,649)	(883)	(19,524)
Gain on foreign currency forwards (includes unrealized gains (losses) of $10,787 and $(4,198) in 2019 and $24,796 and $15,941 in 2018, respectively)	11,186	33,538	4,466	22,506
Unrealized loss on interest rate swap	(13,113)	—	(13,113)	—

Net income	$61,424	$55,346	$129,182	$104,779

Preferred dividends	(4,919)	(6,834)	(11,754)	(13,669)

Net income available to common stockholders	$56,505	$48,512	$117,428	$91,110

Net income per share of common stock:
Basic	$0.38	$0.39	$0.83	$0.78
Diluted	$0.37	$0.39	$0.80	$0.78

Basic weighted-average shares of common stock outstanding	145,567,963	123,019,993	140,117,813	116,651,305

Diluted weighted-average shares of common stock outstanding	174,101,234	124,629,317	169,418,177	118,281,153

Dividend declared per share of common stock	$0.46	$0.46	$0.92	$0.92